EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30209, 333-175660, 333-50912, 333-88313, 333-106325, 333-153740, 333-153741 and 333-182164 on Form S-8 of our report dated March 31, 2011, relating to the 2010 financial statements of Edgewater Technology, Inc., appearing in this Annual Report on Form 10-K of Edgewater Technology, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 8, 2013